Exhibit 99.1

VIRAGE trial: randomized Phase IIb, open-label, study of Nab-Paclitaxel and Gemcitabine with/without intravenous VCN-01 in Patients with Metastatic Pancreatic Cancer (mPDAC)

Rocio Garcia-Carbonero*, Roberto Pazo Cid, Teresa Macarulla, Berta Laquente, Alana Nguyen, Carmen Guillén, Andrés Muñoz, Edward J Kim, Mireya Cazorla, Tara Seery, Miriam Lobo de Mena, Chris Nevala-Plagemann, Vivek Sharma, Eva Martínez de Castro, Charles Le, Mike Kaleko, Mary Ann Shallcross, Carmen Blasco, Manel Cascallo, Manuel Hidalgo.

**Hospital Universitario 12 de Octubre, Universidad Complutense de Madrid, Spain*

R.Garcia-Carbonero

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BERLIN 2025 ESMO congress

Content of this presentation is copyright and responsibility of the author. Permission is required for re - use. Declaration of Interests R. Garcia - Carbonero Rocio Garcia - Carbonero □ Consultant or Advisory Role: AAA/Novartis, Advanz Pharma, Astellas, Bayer, BMS, Boerhinger , Crinetics , Esteve, GSK, Hutchmed , Ipsen, ITM, MSD, Novocure , PharmaMar, Pierre Fabre, Sanofi, Servier, Takeda □ Research Funding: MSD □ Scientific Societies: Chair of ENETS, ESMO Faculty Coordinator for NETs

Background: VCN-01

VCN-01 (zabilugene almadenorepvec) is an oncolytic adenovirus designed to replicate in cancer cells with a dysfunctional RB1 pathway and express hyaluronidase (PH20) to degrade tumor stroma and facilitate chemotherapy penetrance and antitumor immune response.



VCN-01
PH20
nab-paclitaxel
gemcitabine
T-Cells
Stroma
Cancer Associated Fibroblast
Neoantigen

Acceptable safety profile and encouraging activity when combined with gemcitabine/nab-paclitaxel in a Phase 1 study (Garcia-Carbonero et al. J Immunother Cancer 10:e003255, 2022).

SYSTEMIC administration delivers VCN-01 to primary tumor and metastases and detargets the liver

SELECTIVE replication at very high levels lyses tumor cells directly without harming healthy tissues

STROMA degradation by PH20 facilitates solid tumor access of VCN-01 and coadministered cancer therapies

IMMUNOGENIC actions of VCN-01 turn “cold” tumors “hot” and elicit an anti-tumor immune response

R. Garcia-Carbonero

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BERLIN 2025 ESMO congress

VIRAGE - Design

- VIRAGE is a multicenter, open-label, randomized trial for direct comparison of up to 2 doses of VCN-01 with gem/nab-paclitaxel (SoC) to SoC alone in patients with metastatic pancreatic adenocarcinoma (mPDAC)
- 92 patients to be enrolled with 57 total deaths required for analysis of OS with 80% power to detect a hazard ratio (HR) of 0.51-0.65 for OS with 2-sided alpha 0.1. P-values are displayed as 2-sided statistical analysis using the log-rank test.

- Patients with histologically or cytologically confirmed newly-diagnosed mPDAC
- No prior systemic therapy
- ECOG: 0-1
- Stratification factors:
  - ✓ Geographical area (USA vs EU)
  - ✓ ECOG (0 vs 1)

R
1:1

n=46

ARM 1
IV gemcitabine (125 mg/m^2)
IV nab-paclitaxel (1000 mg/m^2)
D1, D8 & D15 of each 28 days cycle
(SoC)

n=46

ARM 2
2 doses of IV VCN-01 ($1x10^{13}$ vp)
one week before:
- **cycle 1 of SoC**
- **cycle 4 of SoC**

Treatment until disease progression, unacceptable toxicity or consent withdrawal

Primary Objectives
- ✓ Overall Survival (OS).
- ✓ Safety and tolerability

Secondary
- ✓ PFS / TTP
- ✓ ORR
- ✓ DCR
- ✓ 1-year OS and PFS rates
- ✓ Duration of Response (DoR).
- ✓ Changes in CA 19.9

R. Garcia-Carbonero

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Content of this presentation is copyright and responsibility of the author. Permission is required for re - use. VIRAGE - CONSORT R. Garcia - Carbonero Groups for analysis: x Modified Intent - to - Treat ( mITT ) / Safety population All randomized patients who received any dose of the assigned treatment, including ARM II patients who received VCN - 01 but not SoC x Full Analysis Set (FAS) – evaluating the VCN - 01 + SoC combination: All randomized patients who received one dose of SoC (ARM I) or a complete dose of VCN - 01 and at least one dose of SoC (ARM II). ARM II patients who received VCN - 01 but not SoC were replaced per protocol x Preplanned Subgroup Analysis Set – evaluating potential effects of second VCN - 01 dose All patients who started the 4th cycle of SoC (ARM I) or all patients who received a second dose of VCN - 01 and started the 4th cycle of SoC (ARM II)

Content of this presentation is copyright and responsibility of the author. Permission is required for re - use. VIRAGE - Demographics R. Garcia - Carbonero FAS mITT VCN - 01 + SoC (n=48) SoC (n=48) VCN - 01 + SoC (n=53) SoC (n=48) 48 48 53 48 n 66.0 (41 - 86) 68.5 (52 - 85) 66.0 (41 - 86) 68.5 (52 - 85) Median Age in years (range) 18 (37.5) 10 (20.8) 21 (39.6) 10 (20.8) n (%) <65 years 30 (62.5) 38 (79.2) 32 (60.4) 38 (79.2) n (%) ≥65 years 23 (47.9) 22 (45.8) 26 (49.1) 22 (45.8) n (%) Male Gender 25 (52.1) 26 (54.2) 27 (50.9) 26 (54.2) n (%) Female 23.70 25.65 23.70 25.65 Median Body Mass Index (kg/m 2 ) 19 (39.6) 17 (35.4) 21 (39.6) 17 (35.4) n (%) 0 ECOG at randomization 29 (60.4) 31 (64.6) 32 (60.4) 31 (64.6) n (%) 1 31 (64.6) 40 (83.3) 31 (58.5) 40 (83.3) Yes Liver metastases at baseline 17 (35.4) 8 (16.7) 22 (41.5) 8 (16.7) No 37 (77.1) 38 (79.2) 41 (77.4) 38 (79.2) 1 or 2 Number of metastatic sites 11 (22.9) 10 (20.8) 12 (22.6) 10 (20.8) ≥3 18 (37.5) 20 (41.7) 19 (35.4) 20 (41.7) Head Primary tumor location 30 (62.5) 28 (58.3) 34 (64.4) 28 (58.3) Body and tail 39 (81.2) 40 (83.3) 41 (77.4) 40 (83.3) > 37 UI/ml Ca 19,9 at baseline 9 (18.8) 8 (16.7) 12 (22.6) 8 (16.7) ≤ 37 UI/ml

Safety: Treatment Emergent AEs (≥10% patients)

SOC	Preferred Term	SoC (N=48) n (%)				VCN-01 + SoC (N=53) n(%)			
		All grades (n)	%	Grade ≥3 (n)	%	All grades (n)	%	Grade≥3 (n)	%
Blood and lymphatic system disorders	Anaemia	23	47,9%	7	14,6%	28	52,8%	6	11,3%
	Neutropenia	18	37,5%	7	14,6%	27	50,9%	18	33,9%
	Thrombocytopenia	17	35,4%	3	6,3%	23	43,4%	3	5,7%
Gastrointestinal disorders	Abdominal pain	13	27,1%	1	2,1%	26	49,1%	2	3,8%
	Constipation	13	27,1%			18	34,0%		
	Diarrhoea	22	45,9%	3	6,3%	27	52,9%	2	3,8%
	Nausea	13	27,1%			32	60,4%	2	3,8%
	Vomiting	10	20,9%	1	2,1%	24	43,4%	1	1,9%
General disorders and administration site conditions	Asthenia/ Fatigue	36	75,0%	7	14,6%	48	90,6%	8	15,1%
	Chills	1	2,1%			12	22,6%		
	Influenza like illness	1	2,1%			9	17,0%	7	13,2%
	Oedema	15	31,3%			23	43,4%		
	Pyrexia	12	25,0%			41	77,4%	2	3,8%
Investigations	Transaminases increased	10	20,8%	5	10,4%	27	50,9%	11	20,8%
	PA increased	2	4,2%			7	11,3%	1	1,9%
	GGT increased	1	2,1%			8	15,0%	4	7,5%
Metabolism and nutrition disorders	Decreased appetite	20	41,7%	1	2,1%	27	49,1%	1	
	Hypomagnesaemia	3	6,3%			7	13,2%		
	Hyponatraemia	5	10,4%	1	2,1%	2	3,8%		
Musculoskeletal and connective tissue disorders	Arthralgia	3	6,3%			7	13,2%		
	Back pain	6	12,5%			4	7,5%		
	Musculoskeletal pain	1	2,1%			7	13,2%		
	Myalgia	1	2,1%			8	15,1%		
Nervous system disorders	Dysgeusia	9	18,8%			14	26,4%		
	Headache	5	10,4%			5	9,4%		
	Neurotoxicity	21	43,8%	2	4,2%	31	58,5%	5	9,4%
Psychiatric disorders	Insomnia	3	6,3%			6	11,3%	2	3,8%
Respiratory, thoracic and mediastinal disorders	Cough	2	4,2%			6	11,3%	1	1,9%
	Dyspnoea	3	6,3%			6	11,3%		
	Epistaxis	4	8,3%			6	11,3%		
Skin and subcutaneous tissue disorders	Alopecia	14	50,0%			16	30,2%		
	Rash	1	2,1%			8	15,1%		
Vascular disorders	Hypotension	1	2,1%			7	11,3%	1	1,9%

Two TEAE lead to death (1 in each Arm), but none of them were related to VCN-01 or SoC

R. Garcia-Carbonero

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Content of this presentation is copyright and responsibility of the author. Permission is required for re - use. Safety : VCN - 01 - related TEAEs ( ≥5% patients) R. Garcia - Carbonero VCN - 01 Dose 2 (N=36) VCN - 01 Dose 1 (N=53) Preferred Term % Grade ≥3 (n) % All grades (n) % Grade ≥3 (n) % All grades (n) - - 52.7% 19 1.9% 1 58.5% 31 Pyrexia 2.8% 1 11.1% 4 1.9% 1 32.1% 17 Asthenia / Fatigue - - 11.1% 4 15.1% 8 30.2% 16 Transaminases increased - - 16.6% 6 - - 30.2% 16 Nausea - - 25.0% 9 - - 26.4% 14 Vomiting - - 2.7% 1 13.2% 7 16.9% 9 Influenza like illness - - 2.7% 1 1.9% 1 13.2% 7 Platelet count decreased/Thrombocytopenia - - 2.7% 1 - - 13.2% 7 Decreased appetite - - 5.5% 3 - - 13.2% 7 Diarrhea - - 19.4% 7 - - 9.4% 5 Chills - - 2.7% 1 5.7% 3 7.5% 4 Lymphocyte count decreased - - - - 5.7% 3 5.7% 4 Gamma - glutamyl transferase increased - - - - 1.9% 1 5.7% 3 Anemia - - 5.5% 2 - - 5.7% 3 Cytokine release syndrome - - - - 3.8% 2 3.8% 2 Treatment - induced liver injury

Content of this presentation is copyright and responsibility of the author. Permission is required for re - use. Duration of Response ( DoR ) SoC VCN - 01 + SoC Response Rate, DoR & PFS R. Garcia - Carbonero DCR % ORR (n) PD SD PR CR 34 ( 70.8% ) 15 ( 31.3% ) 14 19 15 0 SoC (n=48) 37 (77.1%) 19 (39.6% ) 11 18 18 1 VCN - 01 (n=48) 0.512 0.314 p - value HR (95% CI) Median (95% CI) Events / Total Treatment Arm Ref. 5.4 (2.0 - 6.8) 11 / 15 SoC 0.22 (0.08 - 0.62) 11.2 (7.4 - NE) 7 / 19 VCN - 01 + SoC Logrank P - value: 0.0035 Progression Free Survival (PFS) Response Rate (ORR) VCN - 01+SoC (n=48) SoC (n=48) VCN - 01+SoC (n=53) SoC (n=48) 7.0 (4.8 - 11.2) 4.6 (3.5 - 6.5) 5.6 (3.8 - 10.4) 4.6 (3.5 - 6.5) Median (95% CI) months 0.55 (0.34 - 0.88) Ref. 0.63 (0.4 - 1.0) Ref. HR (95% CI) 0.012 0.048 (Cox) p - value 0.011 0.047 (Log - rank) Based on CT scan evaluation by sites; + Censor mITT SoC VCN - 01 + SoC FAS SoC VCN - 01 + SoC mITT FAS

Content of this presentation is copyright and responsibility of the author. Permission is required for re - use. SoC VCN - 01 + SoC SoC VCN - 01 + SoC Primary Endpoint – Overall Survival R. Garcia - Carbonero VCN - 01+SoC (n=48) SoC (n=48) 10.8 (7.4 - 15.8) 8.6 (6.9 - 11.6) Median (95% CI) months 0.57 (0.34 - 0.96) Ref. HR (95% CI) 0.034 (Cox) p - value 0.055 (Log - rank) + Censor VCN - 01+SoC (n=53) SoC (n=48) 10.6 (6.6 - 14.8) 8.6 (6.9 - 11.6) Median (95% CI) months 0.69 (0.42 - 1.12) Ref. HR (95% CI) 0.136 (Cox) p - value 0.196 (Log - rank) + Censor mITT FAS The prespecified OS primary study endpoint was met

Content of this presentation is copyright and responsibility of the author. Permission is required for re - use. Preplanned Subgroup Analysis All patients who started the 4th cycle of SoC (+ 2 doses of VCN - 01 in Arm II) R. Garcia - Carbonero VCN - 01+SoC (n=34) SoC (n=29) VCN - 01+SoC (n=34) SoC (n=29) 14.8 (10.6 - NE) 11.6 (8.6 - 12.8) 11.2 (7.3 - 16.6) 7.4 (5.7 - 8.4) Median (95% CI) months 0.44 (0.21 - 0.92) Ref. 0.48 (0.25 - 0.91) Ref. HR (95% CI) 0.029 0.025 (Cox) p - value 0.046 0.017 (Log - rank) Based on CT scan evaluation by sites; + Censor PFS OS C5+ 4 Cycle 3 Cycle 2 Cycle 1 Cycle TREATMENT ARM I: SoC ARM II: SoC+VCN - 01 | 120 | 113 | 106 | 99 | 92 | 85 | 78 | 71 | 64 | 57 | 50 | 43 | 36 | 29 | 22 | 15 | 8 | 1 Day SoC VCN - 01 + SoC OS SoC VCN - 01 + SoC PFS Arm I Arm II

Content of this presentation is copyright and responsibility of the author. Permission is required for re - use. Results – Biologic Data R. Garcia - Carbonero 0 100 200 300 400 500 600 160 640 2,560 10,240 40,960 163,840 Days (since 1st VCN-01 dose) N a b T i t e r ( 1 / x ) VCN - 01 genomes in patients blood NAbs titers in patients sera* *NAb’s titers: levels of neutralizing antibodies against VCN - 01 Sustained VCN - 01 genomes levels indicated persistent replication and confirmed the bioactivity of the 2 nd dose despite the presence of neutralizing antibodies ( NAbs )

Content of this presentation is copyright and responsibility of the author. Permission is required for re - use. Conclusions R. Garcia - Carbonero • VCN - 01 at 1E13 vp /dose combined with gemcitabine/nab - paclitaxel was safe and well tolerated • VCN - 01 - related serious adverse events were transient and resolved, the most common being flu - like symptoms, transaminase increase and drug - induced liver injury. • VCN - 01 significantly improved OS (primary endpoint) in combination with Gem - Abraxane as compared to Gem - Abraxane alone in patients with chemonaïve metastatic pancreatic adenocarcinoma. • Survival benefit was greater among pts who received 2 VCN - 01 doses and with longer follow - up • PFS was also significantly improved with the addition of VCN - 01 to SoC. • ORR was numerically higher among pts treated with VCN - 01 and chemotherapy, and the duration of response was doubled as compared to patients treated only with chemotherapy. • These encouraging data support further evaluation of this combination in a larger, blinded clinical trial with additional VCN - 01 doses

Content of this presentation is copyright and responsibility of the author. Permission is required for re - use. Thank you!!! We want to thank all patients, their families, investigators and their study team who participated in VIRAGE trial. R.Garcia - Carbonero

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